Exhibit 99.1

HubSpot to Acquire B2B Intelligence Leader, Clearbit

Addition of Clearbit will expand data capabilities of HubSpot’s customer platform

Cambridge, MA (November 1, 2023) - HubSpot, Inc. (NYSE: HUBS), the customer platform for scaling businesses, announced today that it has entered into a definitive agreement to acquire Clearbit, a top B2B data provider, to help HubSpot customers grow with industry-leading customer intelligence.

Real-time, unified data is at the core of the HubSpot customer platform. HubSpot unifies first-party customer data and connects it with native marketing, sales, and service engagement tools. With Clearbit, HubSpot will be able to bring rich third-party company data into its system of record, making HubSpot the central source of truth for go-to-market professionals. From tracking website visits to monitoring a company’s news announcements, HubSpot will be able to provide front-office teams the most comprehensive context about their customers and prospects–at a time when it is so critical to identify best fit customers and purchase intent.

“To cut through the noise with deep relevance, businesses need reliable, high-quality data about their customers. That means enriching your company’s internal customer data with real-time external context,” said Yamini Rangan, CEO of HubSpot. “Clearbit has made it its mission to collect rich and useful data about millions of companies. HubSpot’s AI-powered customer platform combined with Clearbit’s data will create a powerful, winning combination for our customers.”

Clearbit helps businesses enrich customer records with over 100+ firmographic, demographic, and technographic data points from public and private data sources including social profiles, company websites, crowdsourcing, and more. Over 400,000 users rely on Clearbit’s robust data across 20 million companies and 500 million decision-makers to identify high-fit prospects, understand purchase intent, and effectively connect with customers.

While it has become easier to gather company and contact data over the past few years, it is still challenging for scaling businesses to analyze and use that data. With the combination of Clearbit and HubSpot AI in one platform, HubSpot customers will be able to easily understand their data and pull actionable insights.

"Clearbit has always believed that data is fundamental to the best B2B go-to-market teams," said Matt Sornson, Co-Founder and CEO of Clearbit. "By joining forces with HubSpot, the industry's most loved B2B customer platform, we will unlock a whole new level of value for our customers and help all of B2B grow better.”

Clearbit has been available to HubSpot customers as part of the HubSpot App Marketplace since 2019. As part of this acquisition, HubSpot remains dedicated to upholding its high standards of responsible data sourcing, transparency, privacy, and security.

Upon completion of the transaction, Clearbit will become a wholly owned subsidiary of HubSpot and eventually be integrated as an offering within HubSpot’s customer platform.

Forward-looking statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated benefits of the Clearbit acquisition. These forward-looking statements include all statements that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies, and prospects, which are based on the information currently available to us and on assumptions we have made. Actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control, including risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About HubSpot

HubSpot (NYSE: HUBS) is the customer platform that helps your business grow better. HubSpot delivers seamless connection for customer-facing teams with a unified platform that includes AI-powered engagement hubs, a Smart CRM, and a connected ecosystem that extends the customer platform with over 1,500 App Marketplace integrations, a community network, and educational content from HubSpot Academy. Today, over 184,000 customers across more than 120 countries use HubSpot to attract, engage, and delight customers. Learn more at www.hubspot.com.

Contacts

HubSpot Communications

media@hubspot.com